Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.20
Execution Copy

AMENDMENT NUMBER ONE TO GOOGLE ORDER FORM AND GOOGLE SERVICES AGREEMENT

This Amendment Number 1 (the “Amendment”) is entered into as of the Amendment Effective Date set forth in the signature block below, by and between Google Inc. (“Google”) and Gurunet Corporation, henceforth known as Answers Corporation (“Customer”), and amends (1) that certain Order Form, effective as of January 28, 2005, by and between Google and Customer (as amended from time to time, the “Order Form”), and (2) the Google Services Agreement between Google and Customer incorporated into such Order Form and dated January 28, 2005 (as amended from time to time, the “GSA”). The GSA and the Order Form together constitute the “Agreement”. Capitalized terms used but not defined in this Amendment will have the meanings given to such terms in the Agreement.

WHEREAS, Customer and Google are parties to the Agreement, pursuant to which Google provides Customer with certain advertising services;

WHEREAS, in connection with the operation of its advertising services: (a) Google is enabling the serving of advertisements in formats other than text, including, without limitation, animated and other image formats (“Image Ads”), and Customer wishes to receive Image Ads under the Agreement; and (b) Google may disclose certain Site-specific statistics to advertisers, and Customer wishes to acknowledge and agree to such disclosure;

WHEREAS, Customer desires to allow Google to serve AFC ads on certain Customer electronic newsletters;

WHEREAS, Customer desires to implement Related Ad Links provided by Google;

WHEREAS, Customer desires to allow Google to serve Ads on certain content pages that formerly did not display Google’s search results and/or advertising results and/or do not have any Google branding; and

WHEREAS, Customer and Google desire to amend the Agreement to effect the foregoing.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.Image Ads. Notwithstanding anything to the contrary contained in the Agreement, Google may serve to Customer advertisements in formats other than the text formats described in the Agreement, including Image Ads, and any prohibition or limitation on the format in which ads may be served under the Agreement is hereby deleted from the Agreement, provided that Customer shall have the right to select the placement and format of the Image Ads from a set of Image Ad formats made available to the Customer by Google. Such new format advertisements shall not be subject to any minimum advertisement number set forth in the Agreement, but Customer shall display such advertisements in their entirety, provided that (unless otherwise agreed by the parties) the size of the advertisement unit(s) shall substantially comply with the applicable mock-up included in the Agreement, if any. Customer understands and agrees that provision of Image Ads is a Beta Feature, to be treated accordingly under the Agreement.

2.  Data Disclosure. Customer understands and agrees that Google may inform advertisers of Customer’s participation in the Google AdSense Program and share with advertisers (i) the following Site-specific statistics: (a) statistics regarding the performance of the advertiser's ads on the Site, including, without limitation, number of clicks, number of impressions, clickthrough rate, average cost per click, total cost, conversion rates, and cost per conversion; (b) the range of impressions per day applicable to the Site or channel, which range shall be reasonably broad and is only intended to provide advertisers with a general sense of the volume of traffic to the Site or channel; and (c) the range of costs per thousand impressions ("CPMs") applicable to the Site or channel (ii) the Site URL, and (iii) related information collected by Google pursuant to its provision of the advertising services to Customer. Accordingly, notwithstanding anything to the contrary contained in the Agreement, Customer hereby waives any provision under the Agreement, or any other accommodation that Google may have undertaken, that would prevent Google from making such information available to advertisers as part of Google’s advertising program. Such disclosure of information shall comply with the Google Privacy Policy located at http://www.google.com/privacy.html, or such other URL as Google may provide from time to time.

3.  Newsletters.

a.  Add the following parenthetical to “applicable laws” in Sections 3.1 and 6(c) of the GSA:

“(including, without limitation, the CAN-SPAM Act of 2003)”.

b. Add the following sentence at the end of Section 7.2 of the GSA:

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“In the case of a claim arising out of a claim alleging facts in violation of the CAN-SPAM Act of 2003, such indemnification by Customer shall extend to Google’s advertisers in addition to Google.”

c. Replace clause (iii) of Section 10.2.2 of the GSA with the following:

“(iii) Google reasonably determines that it is impractical to continue providing the Services in light of applicable law (including, without limitation, the CAN-SPAM Act of 2003 or other applicable spam laws)”.

d. Add the following sentence to the end of the first sentence of Section 6.1 of the Order Form:

“The AFC Service may also be implemented on certain electronic mail newsletters generated from the AFC Site(s), provided such electronic mail newsletters meet all other requirements stated in this Agreement (and, in those instances, all references to AFC Site(s) in the Agreement will include such electronic mail newsletters.”)

e. Add the following language (a) after the list of URLs in the AdSense for Content box on the second page of the Order Form and (b) immediately after the term “URLs” in the middle of the second sentence of Section 3.10 of the Order Form:

“and in certain HTML-format, End User electronic mail newsletters generated from such URL(s)”.

f.  Insert the following paragraph as a new Section 6.2.6 of the Order Form:

“6.2.6 Newsletters. Customer shall not implement any Services in any of its electronic mail newsletters unless: (i) such newsletter is editorially based or contains offers related to Customer’s products and services, and is not predominantly navigational in nature (i.e., such newsletter contains the full content of an article rather than just a hyperlink to the article on Customer’s domain); and (ii) End Users of such newsletter have actively checked a sign-up box to receive such newsletter and have affirmatively responded to Customer’s required subsequent confirmation email, and Customer has fully, accurately, and clearly disclosed to such End User, in a reasonable manner and in conformance with all applicable laws and regulations, the opportunity to decline receipt of such newsletter. At any time, Google may opt to receive and/or decline to receive electronic mail newsletters on an uncompensated basis, to verify Customer’s compliance with any requirements contained in the Agreement. Customer will also comply with and implement Google’s standard technical requirements and specifications for newsletters, including an image map protocol for transmitting the applicable data for the delivery of AFC Ads to electronic mail newsletters (“Image Map”). In the event of an Image Map implementation, Customer shall ensure that: (1) the AdSense for Content Implementation or other elements appear only on the English language version of the newsletters; and (2) the End User of such a newsletter (a) is viewing such newsletter in HTML format (b) is actually receiving and viewing Ads in such newsletter through an electronic mail client that supports and has enabled cookies and images, and (c) can actually view advertisers’ Web sites by clicking on such Ads.”

g. Notwithstanding anything to the contrary in the Order Form, Customer shall implement AFC Services in its electronic mail newsletters in a manner that conforms to the implementation requirements described in Section 6.2 of the Order Form. Customer’s implementation, including screenshots and specifications, of AFC Services in its electronic mail newsletters shall be subject to the prior written consent (including by email) of an authorized Google representative at director level or higher.

4. Related Ad Links. Check the Related Ad Links box in the AFC table of the Order Form.

5. Exclusivity. Add the following language to the end of Section 15.1:

*

6. Miscellaneous. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. No agreement hereafter made shall be effected to change, modify, or discharge this Amendment, in whole or in part, unless such agreement is in writing and signed by or on behalf of the party against whom the enforcement of the change, modification, or discharge is sought. In the event of any conflict between the terms of the Original Agreement and this Amendment, this Amendment shall control. This Amendment shall be binding on the parties hereto and their respective personal and legal representatives, successors, and permitted assigns.

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Each person whose signature appears below represents and warrants that he or she has the authority to bind the entity on whose behalf he or she has executed this Amendment. Except as expressly modified herein, the terms of the Agreement remain in full force and effect.

IN WITNESSETH WHEREOF, the parties have executed this Amendment by persons duly authorized as of the “Amendment Effective Date”, which shall be the date written by Google below.

GOOGLE INC.:	Answers Corporation:

By: /s/ Joan Braddi	By: /s/ Jeffrey S. Cutler

Print Name: Joan Braddi	Print Name: Jeffrey S. Cutler

Title: VP Search Services	Title: Chief Revenue Officer

Date: Dec. 20, 2005	Date: 12/15/05

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